Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

W. R. Berkley Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.20 per share (3)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Stock, par value $0.10 per share (4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

	Equity	Depositary Shares (5)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

	Debt	Debt Securities (6)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants (7)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Contracts (8)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Units (9)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							(1)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(1)

(1)

An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The offered securities may be sold separately, together or as units with other offered securities. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares registered hereunder.

(3)

Includes such presently indeterminate number of shares of common stock as may be issued (a) upon conversion of or exchange for any debt securities or preferred stock that provide for conversion or exchange into common stock, (b) upon exercise of warrants to purchase common stock or (c) pursuant to stock purchase contracts or units.

(4)

Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(5)

Each depositary share, to be represented by depositary receipts, will be issued under a deposit agreement and will represent fractional interests in debt securities or fractional shares of either common stock or preferred stock.

(6)

Includes such indeterminate principal amount of debt securities, which may be senior or subordinated. Such debt securities may be issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(7)

Warrants may represent rights to purchase common stock, preferred stock, debt securities or other securities registered hereunder. Warrants may be sold separately or with common stock, preferred stock, debt securities or other securities registered hereunder.

(8)

Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, common stock, preferred stock or other securities registered hereunder..

(9)

Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities, are, by their terms convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts. Each unit may consist of a combination of any two or more of the securities being registered hereby or preferred securities or debt obligations of third parties, including U.S. Treasury securities.